EXHIBIT 99.1

Press Release

Las Vegas Sands Again Reports
Record Quarterly Results

For the quarter ended September 30, 2013 compared to the quarter ended September 30, 2012:

•	Net Revenue Increased 31.7% to a Record $3.57 Billion

•	Consolidated Adjusted Property EBITDA Increased 45.5% to $1.28 Billion

•	Strong Gaming Volumes in Macao Drove Adjusted Property EBITDA Up 60.8% to a Record $784.3 Million

•	Adjusted Earnings per Diluted Share Increased 78.3% to $0.82; GAAP Earnings per Diluted Share Increased 81.0% to $0.76

•	The Company’s Board of Directors Increased the Planned Common Recurring Dividend to $2.00 per Share ($0.50 per Quarter) for the 2014 Calendar Year, An Increase of 42.9%

•	The Company Repurchased $299.6 Million of Stock During the Quarter Under its $2.0 Billion Stock Repurchase Program

Las Vegas, NV (October 17, 2013) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended September 30, 2013.

Third Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “I am extremely pleased to report outstanding quarterly financial results that reflect continued strong growth in revenue, cash flow and earnings per share.  The focused and consistent execution of our global growth strategy, which leverages the power of our convention-based Integrated Resort business model, is increasingly being reflected in our financial results.  Continued execution of that strategy will extend our position as the global leader in Integrated Resort development and operation.

“In Macao, we delivered record financial results, with strong growth and operating momentum reflected in every segment of our business. We welcomed more than sixteen million visits during the quarter to our Macao property portfolio, which delivered a record $784.3 million of adjusted property EBITDA. We remain confident that our market-leading Cotai Strip properties will meaningfully enhance the appeal of Macao and the Cotai Strip to business and leisure travelers and provide an outstanding platform for growth in the years ahead.”

The company also generated healthy financial results in Singapore, with solid growth in gaming and non-gaming revenues contributing to a strong financial performance.  Rolling Chip volume increased 16.9% to reach $13.79 billion, while adjusted property EBITDA increased 43.3% to reach $373.6 million compared to $260.8 million in the third quarter of 2012, which was negatively impacted by low hold.

Mr. Adelson added, “The prudent management of our cash flow, including the ability to increase the return of capital to shareholders while maintaining a strong balance sheet and ample liquidity to invest in future growth opportunities, remains a cornerstone of our strategy.  I am therefore extremely pleased to announce that our recurring annual dividend will be increased to $2.00 per share, or $0.50 per quarter, for the 2014 calendar year, an increase of 42.9%.”

The company paid a recurring quarterly dividend of $0.35 per common share during the quarter, an increase of 40% compared to the third quarter of 2012. The company also announced that its next recurring quarterly dividend for the fourth quarter of 2013 of $0.35 per common share will be paid on December 31, 2013 to Las Vegas Sands shareholders of record on December 20, 2013.

The company repurchased approximately $299.6 million of common stock (4.6 million shares at a weighted average price of $65.18) during the quarter ended September 30, 2013.

Company-Wide Operating Results

Net revenue for the third quarter of 2013 increased 31.7% to reach $3.57 billion, compared to $2.71 billion in the third quarter of 2012. Consolidated adjusted property EBITDA increased 45.5% to reach $1.28 billion in the third quarter of 2013, compared to $876.9 million in the year-ago quarter.  On a hold-normalized basis, adjusted property EBITDA increased 30.5% to reach $1.24 billion in the third quarter of 2013, compared to $947.7 million in the third quarter of 2012.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the third quarter of 2013 increased 71.3% to $914.8 million, compared to $534.1 million in the third quarter of 2012.  The increase in operating income was principally due to stronger operating results across our Macao property portfolio.

On a GAAP basis, net income attributable to Las Vegas Sands in the third quarter of 2013 increased 79.2% to $626.7 million, compared to $349.8 million in the third quarter of 2012, while diluted earnings per share in the third quarter of 2013 increased 81.0% to $0.76, compared to $0.42 in the prior year quarter. The increase in net income attributable to Las Vegas Sands reflected the increase in operating income described above, partially offset by the increase in net income attributable to noncontrolling interests.

Adjusted net income (see Note 1) increased to $681.3 million, or $0.82 per diluted share, compared to $382.2 million, or $0.46 per diluted share, in the third quarter of 2012. The increase in adjusted net income was driven by the higher net income attributable to Las Vegas Sands described above.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. increased 42.7% to $2.34 billion in the third quarter of 2013, compared to $1.64 billion in the third quarter of 2012. Adjusted property EBITDA for Sands China Ltd. increased 61.7% to $785.3 million in the third quarter of 2013, compared to $485.6 million in the third quarter of 2012. Net income for Sands China Ltd. increased 89.1% to $617.9 million in the third quarter of 2013, compared to $326.7 million in the third quarter of 2012.

The Venetian Macao Third Quarter Operating Results

The Venetian Macao continued to enjoy strong visitation and financial performance. The property delivered adjusted property EBITDA of $357.2 million, an increase of 19.5% compared to the third quarter of 2012. Non-Rolling Chip drop increased 75.7% to reach a property record $2.01 billion for the quarter with Non-Rolling Chip win percentage of 23.9%.  Rolling Chip volume during the quarter increased 26.4% to reach $14.15 billion.  Slot win was $65.4 million, an increase of 5.7% compared to the third quarter of 2012.  Mall revenues increased 23.3% during the quarter to reach $45.5 million.

The following table summarizes the key operating results for The Venetian Macao for the third quarter of 2013 compared to the third quarter of 2012:

	Three Months Ended
The Venetian Macao Operations	September 30,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$825.0	$671.1	$153.9	22.9%
Rooms	58.3	55.4	2.9	5.2%
Food and Beverage	24.3	21.0	3.3	15.7%
Mall	45.5	36.9	8.6	23.3%
Convention, Retail and Other	21.6	19.0	2.6	13.7%
Less - Promotional Allowances	(39.5)	(30.6)	(8.9)	-29.1%
Net Revenues	$935.2	$772.8	$162.4	21.0%

Adjusted Property EBITDA	$357.2	$299.0	$58.2	19.5%
EBITDA Margin %	38.2%	38.7%		-0.5 pts

Operating Income	$317.6	$261.3	$56.3	21.5%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$14,152.3	$11,199.4	$2,952.9	26.4%
Rolling Chip Win %(1)	3.03%	3.32%		-0.29 pts

Non-Rolling Chip Drop	$2,005.1	$1,140.9	$864.2	75.7%
Non-Rolling Chip Win %	23.9%	31.3%		-7.4 pts

Slot Handle	$1,144.4	$1,262.8	$(118.4)	-9.4%
Slot Hold %	5.7%	4.9%		0.8 pts

Hotel Statistics

Occupancy %	91.8%	93.9%		-2.1 pts
Average Daily Rate (ADR)	$242	$227	$15	6.6%
Revenue per Available Room (RevPAR)	$222	$213	$9	4.2%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central Third Quarter Operating Results

Net revenues and adjusted property EBITDA for the third quarter of 2013 at Sands Cotai Central were $736.6 million and $224.3 million, respectively, resulting in an EBITDA margin of 30.4%.

Rolling Chip volume reflected strong growth of 71.7% and reached $15.55 billion for the quarter, while Non-Rolling Chip drop increased 163.7% to reach $1.43 billion with Non-Rolling Chip win percentage of 23.4%. Slot handle, driven by robust electronic table games play, reached $1.46 billion for the quarter.

Mass win per table per day increased 117.7% year-over-year and 33.3% compared to the second quarter of 2013, reaching $12,813 per day, while mass table, slot and ETG win per day climbed to $4.3 million, an increase of 174.3% year-over-year and 22.2% compared to the second quarter of 2013.  Hotel occupancy reached 84.8% on 5,723 available hotel rooms with ADR of $152.

Visitation to the property continues to grow and exceeded 4.5 million visits in the quarter.

The following table summarizes our key operating results for Sands Cotai Central for the third quarter of 2013 compared to third quarter of 2012:

	Three Months Ended
Sands Cotai Central Operations	September 30,
(Dollars in millions)	2013	2012(1)	$ Change	Change
Revenues:
Casino	$660.9	$272.1	$388.8	142.9%
Rooms	65.9	24.0	41.9	174.6%
Food and Beverage	28.2	11.3	16.9	149.6%
Mall	11.5	3.8	7.7	202.6%
Convention, Retail and Other	7.1	2.4	4.7	195.8%
Less - Promotional Allowances	(37.0)	(17.7)	(19.3)	-109.0%
Net Revenues	$736.6	$295.9	$440.7	148.9%

Adjusted Property EBITDA	$224.3	$53.7	$170.6	317.7%
EBITDA Margin %	30.4%	18.1%		12.3 pts

Operating Income (Loss)	$154.3	$(19.9)	$174.2	N.M.

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$15,550.1	$9,055.2	$6,494.9	71.7%
Rolling Chip Win %(2)	2.71%	2.28%		0.43 pts

Non-Rolling Chip Drop	$1,429.3	$542.0	$887.3	163.7%
Non-Rolling Chip Win %	23.4%	20.7%		2.7 pts

Slot Handle	$1,459.7	$1,032.4	$427.3	41.4%
Slot Hold %	4.1%	3.1%		1.0 pts

Hotel Statistics

Occupancy %	84.8%	88.9%		-4.1 pts
Average Daily Rate (ADR)	$152	$149	$3	2.0%
Revenue per Available Room (RevPAR)	$129	$132	$(3)	-2.3%

(1)  On September 20, 2012, the second phase of Sands Cotai Central opened adding additional mass gaming capacity, approximately 1,800 Sheraton-branded hotel rooms and additional retail amenities.
(2) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
N.M. – Not Meaningful

Four Seasons Hotel Macao Third Quarter Operating Results

The Four Seasons Hotel Macao generated adjusted property EBITDA of $112.9 million in the third quarter of 2013, an increase of 107.5% compared to the year-ago quarter.  Rolling Chip volume was $10.45 billion for the quarter, an increase of 16.6% compared to the third quarter of 2012. Non-Rolling Chip drop increased 145.8% to $272.3 million, while Non-Rolling Chip win percentage was 28.3% and below the 32.6% experienced in the third quarter of 2012. Slot handle increased 22.6% to $263.4 million during the quarter.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the third quarter of 2013 compared to the third quarter of 2012:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	September 30,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$290.6	$194.7	$95.9	49.3%
Rooms	11.1	10.0	1.1	11.0%
Food and Beverage	8.2	6.1	2.1	34.4%
Mall	32.2	23.1	9.1	39.4%
Convention, Retail and Other	1.0	0.7	0.3	42.9%
Less - Promotional Allowances	(13.1)	(10.1)	(3.0)	-29.7%
Net Revenues	$330.0	$224.5	$105.5	47.0%

Adjusted Property EBITDA	$112.9	$54.4	$58.5	107.5%
EBITDA Margin %	34.2%	24.2%		10.0 pts

Operating Income	$100.1	$40.3	$59.8	148.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$10,451.7	$8,962.5	$1,489.2	16.6%
Rolling Chip Win %(1)	2.88%	2.58%		0.30 pts

Non-Rolling Chip Drop	$272.3	$110.8	$161.5	145.8%
Non-Rolling Chip Win %	28.3%	32.6%		-4.3 pts

Slot Handle	$263.4	$214.8	$48.6	22.6%
Slot Hold %	5.6%	4.4%		1.2 pts

Hotel Statistics

Occupancy %	88.2%	83.1%		5.1 pts
Average Daily Rate (ADR)	$363	$349	$14	4.0%
Revenue per Available Room (RevPAR)	$321	$290	$31	10.7%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao Third Quarter Operating Results

Sands Macao’s adjusted property EBITDA increased 11.1% compared to the same quarter last year to reach $89.9 million.  Adjusted property EBITDA margin increased 390 basis points to 29.5%. Non-Rolling Chip drop increased 18.7% to reach $877.4 million during the quarter, while slot handle increased 10.7% to reach $660.3 million. The property realized 2.94% win on Rolling Chip volume during the quarter, in line with the year-ago quarter. Rolling Chip volume was $5.23 billion for the quarter.

The following table summarizes our key operating results for Sands Macao for the third quarter of 2013 compared to the third quarter of 2012:

	Three Months Ended
Sands Macao Operations	September 30,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$297.9	$307.7	$(9.8)	-3.2%
Rooms	6.2	6.0	0.2	3.3%
Food and Beverage	10.0	8.9	1.1	12.4%
Convention, Retail and Other	2.6	2.5	0.1	4.0%
Less - Promotional Allowances	(11.4)	(9.8)	(1.6)	-16.3%
Net Revenues	$305.3	$315.3	$(10.0)	-3.2%

Adjusted Property EBITDA	$89.9	$80.9	$9.0	11.1%
EBITDA Margin %	29.5%	25.6%		3.9 pts

Operating Income	$80.3	$72.4	$7.9	10.9%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$5,232.9	$6,818.6	$(1,585.7)	-23.3%
Rolling Chip Win %(1)	2.94%	2.96%		-0.02 pts

Non-Rolling Chip Drop	$877.4	$739.0	$138.4	18.7%
Non-Rolling Chip Win %	19.6%	20.8%		-1.2 pts

Slot Handle	$660.3	$596.3	$64.0	10.7%
Slot Hold %	3.9%	4.2%		-0.3 pts

Hotel Statistics

Occupancy %	96.9%	97.3%		-0.4 pts
Average Daily Rate (ADR)	$243	$236	$7	3.0%
Revenue per Available Room (RevPAR)	$236	$230	$6	2.6%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands Third Quarter Operating Results

Marina Bay Sands in Singapore generated adjusted property EBITDA of $373.6 million, an increase of 43.3% compared to the third quarter of 2012. Rolling chip win percentage of 2.85% in the third quarter of 2013 was within the expected range, while the third quarter of 2012 was negatively impacted by lower than expected Rolling Chip win percentage of 1.79%.

Rolling Chip volume increased 16.9% to reach $13.79 billion for the quarter. Non-Rolling Chip drop increased 2.2% to reach $1.16 billion during the quarter. Slot handle increased 5.5% to $2.76 billion for the quarter compared to the year-ago quarter. Total mass win per day during the quarter increased 2.0% to $4.52 million, compared to $4.43 million in the third quarter of 2012.

The high-margin hotel room segment of the property continued to reflect strong revenue growth of 11.1%. ADR expanded to $401 during the quarter, driving a RevPAR increase of 11.1% compared to the same quarter last year.  Occupancy was 99.8% during the quarter.

The following table summarizes our key operating results for Marina Bay Sands for the third quarter of 2013 compared to the third quarter of 2012:

	Three Months Ended
Marina Bay Sands Operations	September 30,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$628.1	$470.8	$157.3	33.4%
Rooms	93.3	84.0	9.3	11.1%
Food and Beverage	44.4	46.1	(1.7)	-3.7%
Mall	38.0	39.7	(1.7)	-4.3%
Convention, Retail and Other	24.5	26.1	(1.6)	-6.1%
Less - Promotional Allowances	(54.1)	(41.2)	(12.9)	-31.3%
Net Revenues	$774.2	$625.5	$148.7	23.8%

Adjusted Property EBITDA	$373.6	$260.8	$112.8	43.3%
EBITDA Margin %	48.3%	41.7%		6.6 pts

Operating Income	$282.1	$166.5	$115.6	69.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$13,785.4	$11,790.8	$1,994.6	16.9%
Rolling Chip Win %(1)	2.85%	1.79%		1.06 pts

Non-Rolling Chip Drop	$1,156.3	$1,131.3	$25.0	2.2%
Non-Rolling Chip Win %	23.6%	24.0%		-0.4 pts

Slot Handle	$2,763.7	$2,620.8	$142.9	5.5%
Slot Hold %	5.1%	5.2%		-0.1 pts

Hotel Statistics

Occupancy %	99.8%	99.8%		0.0 pts
Average Daily Rate (ADR)	$401	$361	$40	11.1%
Revenue per Available Room (RevPAR)	$400	$360	$40	11.1%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations Third Quarter Operating Results

Adjusted property EBITDA at The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, decreased 11.3% to $87.1 million for the quarter. Table games drop decreased 6.4% to $544.3 million reflecting lower baccarat drop.  Slot handle increased 2.6% to $511.4 million with steady slot hold percentage of 8.7%. Hotel RevPAR increased 2.4% to $171 in the quarter driven by a 2.6% increase in ADR.

The following table summarizes our key operating results for our Las Vegas operations for the third quarter of 2013 compared to the third quarter of 2012:

	Three Months Ended
Las Vegas Operations	September 30,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$168.1	$171.5	$(3.4)	-2.0%
Rooms	110.9	105.7	5.2	4.9%
Food and Beverage	51.8	42.4	9.4	22.2%
Convention, Retail and Other	68.7	68.0	0.7	1.0%
Less - Promotional Allowances	(24.5)	(23.2)	(1.3)	-5.6%
Net Revenues	$375.0	$364.4	$10.6	2.9%

Adjusted Property EBITDA	$87.1	$98.2	$(11.1)	-11.3%
EBITDA Margin %	23.2%	26.9%		-3.7 pts

Operating Income	$24.9	$74.0	$(49.1)	-66.4%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$544.3	$581.5	$(37.2)	-6.4%
Table Games Win %(1)	28.7%	28.1%		0.6 pts

Slot Handle	$511.4	$498.4	$13.0	2.6%
Slot Hold %	8.7%	8.7%		0.0 pts

Hotel Statistics

Occupancy %	87.6%	87.3%		0.3 pts
Average Daily Rate (ADR)	$196	$191	$5	2.6%
Revenue per Available Room (RevPAR)	$171	$167	$4	2.4%

(1)  This compares to our expected Table Games win percentage of 20.0% and 22.0% (calculated before discounts).

Sands Bethlehem Third Quarter Operating Results

Net revenues for Sands Bethlehem in Pennsylvania increased slightly to $122.9 million while adjusted property EBITDA decreased 7.8% to $29.6 million for the third quarter of 2013. Table games drop increased 11.4% to reach $261.6 million for the quarter, while table games win percentage was 15.0% compared to 16.0% in the third quarter of 2012. Slot handle increased 2.9% year-over-year to $1.05 billion for the quarter with slot hold percentage of 6.9%.

The following table summarizes our key operating results for Sands Bethlehem for the third quarter of 2013 compared to the third quarter of 2012:

	Three Months Ended
Sands Bethlehem Operations	September 30,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$113.9	$113.1	$0.8	0.7%
Rooms	3.2	2.7	0.5	18.5%
Food and Beverage	7.3	7.0	0.3	4.3%
Mall	1.0	0.4	0.6	150.0%
Convention, Retail and Other	3.9	4.9	(1.0)	-20.4%
Less - Promotional Allowances	(6.4)	(6.1)	(0.3)	-4.9%
Net Revenues	$122.9	$122.0	$0.9	0.7%

Adjusted Property EBITDA	$29.6	$32.1	$(2.5)	-7.8%
EBITDA Margin %	24.0%	26.3%		-2.3 pts

Operating Income	$20.5	$24.3	$(3.8)	-15.6%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$261.6	$234.9	$26.7	11.4%
Table Games Win %(1)	15.0%	16.0%		-1.0 pts

Slot Handle	$1,045.1	$1,015.3	$29.8	2.9%
Slot Hold %	6.9%	7.2%		-0.3 pts

Hotel Statistics

Occupancy %	82.1%	69.6%		12.5 pts
Average Daily Rate (ADR)	$141	$142	$(1)	-0.7%
Revenue per Available Room (RevPAR)	$115	$99	$16	16.2%

(1)  This compares to our expected Table Games win percentage of 14.0% and 16.0% (calculated before discounts).

Asian Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore reached $127.1 million for the third quarter of 2013, an increase of 23.6% compared to the third quarter of 2012.  Operating profit derived from these retail mall assets increased 27.5% for the quarter compared to the quarter one year ago, reaching $110.3 million.

	For The Three Months Ended September 30, 2013							TTM September 30, 2013
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)		Occupancy % at End of Period		Tenant Sales Per Sq. Ft.(2)

The Grand Canal Shoppes at The Venetian Macao	$45.4	$39.8	87.7%	756,271		94.2%		$1,473

The Shoppes at Four Seasons
Luxury Retail	25.9	24.7	95.4%	141,904		100.0%		7,034
Other Stores	6.3	5.8	92.1%	99,512		77.4%		1,890
Total	32.2	30.5	94.7%	241,416		90.7%		4,769

The Shoppes at Sands Cotai Central	11.5	9.6	83.5%	210,143	(3)	100.0%		1,308

Total Cotai Strip in Macao	89.1	79.9	89.7%	1,207,830		94.5%		2,009

The Shoppes at Marina Bay Sands	38.0	30.4	80.0%	641,442		88.7	%(4)	1,556

Total	$127.1	$110.3	86.8%	1,849,272		92.5%		$1,865

(1)  Gross revenue figures are net of intersegment revenue eliminations.
(2)  Tenant sales per square foot reflects sales from tenants only after the tenant has been open for a period of 12 months.
(3) At completion of all phases, The Shoppes at Sands Cotai Central will feature up to 600,000 square feet of gross leasable area.
(4) This occupancy percentage reflects the ongoing repositioning of the mall in which approximately 39,000 square feet of gross leasable area is undergoing new fit-out but rent collection has not commenced.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally comprised of our CotaiJet ferry operation, reflected a profit of $1.2 million during the quarter, compared to a $2.1 million loss in the third quarter of 2012.

Pre-opening expenses decreased to $1.8 million in the third quarter of 2013, compared to $39.9 million in the third quarter of 2012.

Depreciation and amortization expense was $248.9 million in the third quarter of 2013, compared to $226.5 million in the third quarter of 2012.

Interest expense, net of amounts capitalized, was $66.9 million for the third quarter of 2013, compared to $62.3 million during the third quarter of 2012. Capitalized interest was $0.9 million during the third quarter of 2013, compared to $9.9 million during the third quarter of 2012.  Our weighted average borrowing cost in the third quarter of 2013 was 2.7%.

Corporate expense was $38.5 million in the third quarter of 2013, compared to $54.6 million in the third quarter of 2012.

Other income, which was principally composed of foreign currency gains, was $3.2 million in the third quarter of 2013, compared to $2.4 million in the third quarter of 2012.

The company’s effective income tax rate for the third quarter of 2013 was 5.3%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

The net income attributable to noncontrolling interests during the third quarter of 2013 of $182.6 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of September 30, 2013 were $3.21 billion.

As of September 30, 2013, total debt outstanding, including the current portion, was $9.76 billion.

Capital Expenditures

Capital expenditures during the third quarter totaled $205.5 million, including construction, development and maintenance activities of $152.7 million in Macao, $26.0 million at Marina Bay Sands, $25.3 million in Las Vegas, and $1.5 million at Sands Bethlehem.

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Conference Call Information

The company will host a conference call to discuss the company's results on Thursday, October 17, 2013 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, impairment loss, gain or loss on disposal of assets, loss on modification or early retirement of debt and legal settlement expense.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is the world’s leading developer and operator of Integrated Resorts.  Our collection of Integrated Resorts in Asia and the United States feature state of the art convention and exhibition facilities, premium accommodations, world-class gaming and entertainment, destination retail and dining including celebrity chef restaurants, and many other amenities.

In Macao, through our majority-owned subsidiary Sands China Ltd. (HKSE: 1928), the company owns and operates a portfolio of properties on Macao’s Cotai Strip®, including The Venetian® Macao, Four Seasons Hotel Macao, and Sands Cotai Central. The company also owns and operates the Sands® Macao on the Macao Peninsula.  In Singapore, the company owns and operates Marina Bay Sands®, the iconic Integrated Resort located in the city-state’s downtown Marina Bay district.

Our properties in the United States include The Venetian® and The Palazzo® on the Las Vegas Strip and Sands® Bethlehem in Eastern Pennsylvania.

Las Vegas Sands is committed to global sustainability through its Sands Eco 360 program and is an active community partner through its various charitable organizations.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Third Quarter 2013 Results
Non-GAAP Reconciliations

Within the company’s third quarter 2013 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “hold-normalized adjusted net income,” “adjusted earnings per diluted share,” “hold-normalized adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-normalized adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, impairment loss, pre-opening expense, development expense, royalty fees, stock-based compensation, legal settlement expense, and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA and hold-normalized adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenues:
Casino	$2,984,538	$2,201,030	$8,394,721	$6,534,947
Rooms	349,001	287,849	998,646	830,887
Food and beverage	174,260	142,685	534,361	455,884
Mall	128,068	103,232	321,522	268,390
Convention, retail and other	123,259	117,129	372,370	363,680
	3,759,126	2,851,925	10,621,620	8,453,788
Less - promotional allowances	(190,586)	(142,443)	(507,420)	(399,658)
	3,568,540	2,709,482	10,114,200	8,054,130
Operating expenses:
Resort operations	2,348,295	1,839,991	6,634,063	5,288,946
Corporate	38,468	54,617	141,221	162,164
Pre-opening	1,778	39,872	9,646	134,803
Development	3,487	4,201	14,840	12,196
Depreciation and amortization	248,925	226,538	752,530	641,725
Amortization of leasehold interests in land	10,022	10,014	30,297	30,016
Impairment loss	-	-	-	143,674
Loss on disposal of assets	2,739	154	9,433	1,229
	2,653,714	2,175,387	7,592,030	6,414,753
Operating income	914,826	534,095	2,522,170	1,639,377
Other income (expense):
Interest income	3,819	4,176	10,848	16,716
Interest expense, net of amounts capitalized	(66,917)	(62,292)	(204,125)	(191,497)
Other income	3,207	2,352	4,992	715
Loss on modification or early retirement of debt	-	-	-	(19,234)
Income before income taxes	854,935	478,331	2,333,885	1,446,077
Income tax expense	(45,637)	(33,351)	(148,940)	(135,607)
Net income	809,298	444,980	2,184,945	1,310,470
Net income attributable to noncontrolling interests	(182,554)	(95,198)	(456,487)	(221,159)
Net income attributable to Las Vegas Sands Corp.	$626,744	$349,782	$1,728,458	$1,089,311

Earnings per share:
Basic	$0.76	$0.43	$2.10	$1.36
Diluted	$0.76	$0.42	$2.09	$1.32

Weighted average shares outstanding:
Basic	823,200,515	821,482,154	823,512,889	801,084,165
Diluted	826,965,340	825,606,248	827,543,510	823,361,035

Dividends declared per common share	$0.35	$0.25	$1.05	$0.75

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

Three Months Ended September 30, 2013

			Amortization		Pre-Opening			Legal
		Depreciation	of Leasehold	(Gain) Loss	and		(1)	Settlement	Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	and Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$317,596	$35,391	$1,681	$232	$(1)	$-	$2,298	$-	$357,197
Sands Cotai Central	154,292	65,606	2,152	931	194	-	1,097	-	224,272
Four Seasons Hotel Macao and Plaza Casino	100,075	11,017	677	31	1,077	-	45	-	112,922
Sands Macao	80,267	8,204	354	397	-	-	725	-	89,947
Macao Property Operations	652,230	120,218	4,864	1,591	1,270	-	4,165	-	784,338
Marina Bay Sands	282,061	62,086	4,536	119	-	23,171	1,639	-	373,612
United States:
Las Vegas Operating Properties	24,865	46,333	-	(6)	271	(33,939)	2,211	47,400	87,135
Sands Bethlehem	20,537	8,737	-	34	132	-	113	-	29,553
United States Property Operations	45,402	55,070	-	28	403	(33,939)	2,324	47,400	116,688
Other Asia (2)	(13,529)	3,653	-	-	11	11,000	42	-	1,177
Other Development	(4,360)	157	622	-	3,581	-	-	-	-
Corporate	(46,978)	7,741	-	1,001	-	(232)	-	38,468	-
	$914,826	$248,925	$10,022	$2,739	$5,265	$-	$8,170	$85,868	$1,275,815

Three Months Ended September 30, 2012

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$261,294	$34,973	$1,652	$(300)	$60	$-	$1,322	$-	$299,001
Sands Cotai Central	(19,873)	32,085	2,152	62	38,858	-	370	-	53,654
Four Seasons Hotel Macao and Plaza Casino	40,284	12,448	706	172	731	-	45	-	54,386
Sands Macao	72,425	7,752	354	(15)	-	-	353	-	80,869
Macao Property Operations	354,130	87,258	4,864	(81)	39,649	-	2,090	-	487,910
Marina Bay Sands	166,452	65,601	4,528	185	-	21,810	2,212	-	260,788
United States:
Las Vegas Operating Properties	74,011	54,795	-	(64)	-	(33,464)	2,928	-	98,206
Sands Bethlehem	24,329	7,593	-	1	64	-	131	-	32,118
United States Property Operations	98,340	62,388	-	(63)	64	(33,464)	3,059	-	130,324
Other Asia (2)	(16,800)	3,706	-	9	43	10,872	46	-	(2,124)
Other Development	(5,196)	153	622	104	4,317	-	-	-	-
Corporate	(62,831)	7,432	-	-	-	782	-	54,617	-
	$534,095	$226,538	$10,014	$154	$44,073	$-	$7,407	$54,617	$876,898

Nine Months Ended September 30, 2013

			Amortization		Pre-Opening			Legal
		Depreciation	of Leasehold	Loss	and		(1)	Settlement	Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	and Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$952,064	$102,275	$4,959	$1,712	$120	$-	$5,413	$-	$1,066,543
Sands Cotai Central	293,664	191,709	6,458	2,243	5,563	-	2,303	-	501,940
Four Seasons Hotel Macao and Plaza Casino	188,856	34,364	2,117	96	2,726	-	124	-	228,283
Sands Macao	248,077	23,726	1,061	513	-	-	1,510	-	274,887
Macao Property Operations	1,682,661	352,074	14,595	4,564	8,409	-	9,350	-	2,071,653
Marina Bay Sands	829,835	198,814	13,837	2,713	-	75,205	5,338	-	1,125,742
United States:
Las Vegas Operating Properties	173,188	142,268	-	1,108	387	(107,453)	6,634	47,400	263,532
Sands Bethlehem	65,731	26,645	-	34	239	-	339	-	92,988
United States Property Operations	238,919	168,913	-	1,142	626	(107,453)	6,973	47,400	356,520
Other Asia (2)	(49,027)	11,035	-	13	262	33,000	170	-	(4,547)
Other Development	(17,527)	473	1,865	-	15,189	-	-	-	-
Corporate	(162,691)	21,221	-	1,001	-	(752)	-	141,221	-
	$2,522,170	$752,530	$30,297	$9,433	$24,486	$-	$21,831	$188,621	$3,549,368

Nine Months Ended September 30, 2012

			Amortization	Impairment	Pre-Opening
		Depreciation	of Leasehold	and (Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$649,780	$108,085	$4,954	$42,649	$113	$-	$4,594	$-	$810,175
Sands Cotai Central	(37,749)	57,643	4,304	62	80,629	-	603	-	105,492
Four Seasons Hotel Macao and Plaza Casino	155,679	37,352	2,116	209	2,953	-	183	-	198,492
Sands Macao	234,259	22,779	1,060	(184)	-	-	1,215	-	259,129
Macao Property Operations	1,001,969	225,859	12,434	42,736	83,695	-	6,595	-	1,373,288
Marina Bay Sands	774,941	196,668	13,570	184	-	72,600	5,749	-	1,063,712
United States:
Las Vegas Operating Properties	199,997	167,511	-	503	-	(99,020)	9,371	-	278,362
Sands Bethlehem	59,869	25,332	-	414	305	-	617	-	86,537
United States Property Operations	259,866	192,843	-	917	305	(99,020)	9,988	-	364,899
Other Asia (2)	(51,816)	11,089	-	33	165	26,146	582	-	(13,801)
Other Development	(168,455)	575	4,012	101,034	62,834	-	-	-	-
Corporate	(177,128)	14,691	-	(1)	-	274	-	162,164	-
	$1,639,377	$641,725	$30,016	$144,903	$146,999	$-	$22,914	$162,164	$2,788,098

(1)  During the three months ended September 30, 2013 and 2012, the Company recorded stock-based compensation expense of $13.4 million and $17.4 million, respectively, of which $5.2 million and $9.8 million, respectively, is included in corporate expense and $0.0 million and $0.2 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations. During the nine months ended September 30, 2013 and 2012, the Company recorded stock-based compensation expense of $39.8 million and $50.3 million, respectively, of which $18.0 million and $26.7 million, respectively, is included in corporate expense and $0.0 million and $0.7 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2) Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

Three Months Ended September 30, 2013

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$784,338	$-	$-	$784,338
Marina Bay Sands	373,612	-	-	373,612
United States:
Las Vegas Operating Properties	87,135	(41,729)	3,130	48,536
Sands Bethlehem	29,553	(618)	96	29,031
United States Property Operations	116,688	(42,347)	3,226	77,567
Other Asia	1,177	-	-	1,177
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,275,815	$(42,347)	$3,226	$1,236,694

Three Months Ended September 30, 2012

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$487,910	$-	$-	$487,910
Marina Bay Sands	260,788	125,356	(14,052)	372,092
United States:
Las Vegas Operating Properties	98,206	(41,239)	3,093	60,060
Sands Bethlehem	32,118	(2,739)	415	29,794
United States Property Operations	130,324	(43,978)	3,508	89,854
Other Asia	(2,124)	-	-	(2,124)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$876,898	$81,378	$(10,544)	$947,732

(1)  For Macao Property Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%.  This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties and Sands Bethlehem, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 21.0% and 14.8%, respectively.

(2) Represents the estimated incremental gaming taxes that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income attributable to Las Vegas Sands Corp.	$626,744	$349,782	$1,728,458	$1,089,311
Add (deduct):
Net income attributable to noncontrolling interests	182,554	95,198	456,487	221,159
Income tax expense	45,637	33,351	148,940	135,607
Loss on modification or early retirement of debt	-	-	-	19,234
Other income	(3,207)	(2,352)	(4,992)	(715)
Interest expense, net of amounts capitalized	66,917	62,292	204,125	191,497
Interest income	(3,819)	(4,176)	(10,848)	(16,716)
Loss on disposal of assets	2,739	154	9,433	1,229
Impairment loss	-	-	-	143,674
Amortization of leasehold interests in land	10,022	10,014	30,297	30,016
Depreciation and amortization	248,925	226,538	752,530	641,725
Development expense	3,487	4,201	14,840	12,196
Pre-opening expense	1,778	39,872	9,646	134,803
Stock-based compensation (1)	8,170	7,407	21,831	22,914
Legal settlement expense (1)	47,400	-	47,400	-
Corporate expense	38,468	54,617	141,221	162,164
Adjusted Property EBITDA	$1,275,815	$876,898	$3,549,368	$2,788,098

Hold-normalized casino revenue (2)	(42,347)	81,378
Hold-normalized casino expense (2)	3,226	(10,544)
Hold-Normalized Adjusted Property EBITDA	$1,236,694	$947,732

(1) See Exhibit 2
(2) See Exhibit 3
_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
The Venetian Macao	$935,233	$772,769	$2,702,151	$2,194,975
Sands Cotai Central	736,599	295,855	1,907,780	561,456
Four Seasons Hotel Macao and Plaza Casino	330,027	224,478	827,336	790,219
Sands Macao	305,329	315,280	910,269	935,966
Marina Bay Sands	774,199	625,548	2,308,553	2,168,979
Las Vegas Operating Properties	375,041	364,426	1,132,312	1,076,342
Sands Bethlehem	122,922	121,966	372,597	352,624
Other Asia	35,385	37,289	105,666	110,792
Intersegment Eliminations	(46,195)	(48,129)	(152,464)	(137,223)
	$3,568,540	$2,709,482	$10,114,200	$8,054,130
_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
The Venetian Macao	38.2%	38.7%	39.5%	36.9%
Sands Cotai Central	30.4%	18.1%	26.3%	18.8%
Four Seasons Hotel Macao and Plaza Casino	34.2%	24.2%	27.6%	25.1%
Sands Macao	29.5%	25.6%	30.2%	27.7%
Marina Bay Sands	48.3%	41.7%	48.8%	49.0%
Las Vegas Operating Properties	23.2%	26.9%	23.3%	25.9%
Sands Bethlehem	24.0%	26.3%	25.0%	24.5%
Other Asia	3.3%	-5.7%	-4.3%	-12.5%

Total	35.8%	32.4%	35.1%	34.6%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income; Hold-Normalized Adjusted Net Income; Adjusted Earnings Per
Diluted Share; and Hold-Normalized Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income attributable to Las Vegas Sands Corp.	$626,744	$349,782	$1,728,458	$1,089,311

Pre-opening expense, net	1,368	28,057	7,027	94,867
Development expense, net	3,487	4,201	14,840	12,196
Impairment loss, net	-	-	-	101,009
Loss on disposal of assets, net	2,265	144	8,069	1,190
Loss on modification or early retirement of debt, net	-	-	-	18,714
Legal settlement expense	47,400	-	47,400	-
Adjusted net income	$681,264	$382,184	$1,805,794	$1,317,287

Hold-normalized casino revenue (1)	(42,347)	81,378
Hold-normalized casino expense (1)	3,226	(10,544)
Income tax impact on hold adjustments	-	(18,922)
Noncontrolling interest impact on hold adjustments	-	-
Hold-normalized adjusted net income	$642,143	$434,096

(1) See Exhibit 3

Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.76	$0.42	$2.09	$1.32

Pre-opening expense, net	-	0.03	-	0.12
Development expense, net	-	0.01	0.02	0.01
Impairment loss, net	-	-	-	0.13
Loss on disposal of assets, net	-	-	0.01	-
Loss on modification or early retirement of debt, net	-	-	-	0.02
Legal settlement expense	0.06	-	0.06	-
Adjusted earnings per diluted share	$0.82	$0.46	$2.18	$1.60

Hold-normalized casino revenue	(0.05)	0.10
Hold-normalized casino expense	0.01	(0.01)
Income tax impact on hold adjustments	-	(0.02)
Noncontrolling interest impact on hold adjustments	-	-
Hold-normalized adjusted earnings per diluted share	$0.78	$0.53

Weighted average diluted shares outstanding	826,965,340	825,606,248	827,543,510	823,361,035

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Room Statistics:
The Venetian Macao:
Occupancy %	91.8%	93.9%	90.3%	91.4%
Average daily room rate (ADR) (1)	$242	$227	$234	$233
Revenue per available room (RevPAR) (2)	$222	$213	$211	$213

Sands Cotai Central:
Occupancy %	84.8%	88.9%	74.6%	82.8%
Average daily room rate (ADR) (1)	$152	$149	$149	$146
Revenue per available room (RevPAR) (2)	$129	$132	$111	$121

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	88.2%	83.1%	83.4%	79.6%
Average daily room rate (ADR) (1)	$363	$349	$362	$355
Revenue per available room (RevPAR) (2)	$321	$290	$302	$282

Sands Macao:
Occupancy %	96.9%	97.3%	95.6%	94.8%
Average daily room rate (ADR) (1)	$243	$236	$244	$243
Revenue per available room (RevPAR) (2)	$236	$230	$233	$231

Marina Bay Sands:
Occupancy %	99.8%	99.8%	99.2%	99.1%
Average daily room rate (ADR) (1)	$401	$361	$386	$351
Revenue per available room (RevPAR) (2)	$400	$360	$383	$348

Las Vegas Operating Properties:
Occupancy %	87.6%	87.3%	89.8%	85.6%
Average daily room rate (ADR) (1)	$196	$191	$204	$203
Revenue per available room (RevPAR) (2)	$171	$167	$183	$174

Sands Bethlehem:
Occupancy %	82.1%	69.6%	73.4%	60.7%
Average daily room rate (ADR) (1)	$141	$142	$141	$141
Revenue per available room (RevPAR) (2)	$115	$99	$103	$86

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$16,099	$15,697	$16,878	$14,632
Slot machine win per unit per day (4)	$332	$312	$322	$314
Average number of table games	612	504	565	520
Average number of slot machines	2,141	2,155	2,218	2,219

Sands Cotai Central:
Table games win per unit per day (3)	$18,223	$9,728	$15,075	$9,909
Slot machine win per unit per day (4)	$317	$316	$269	$349
Average number of table games	450	356	488	359
Average number of slot machines	2,053	1,086	2,118	961

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$26,549	$19,480	$23,496	$22,989
Slot machine win per unit per day (4)	$899	$545	$717	$642
Average number of table games	155	149	152	157
Average number of slot machines	177	188	180	183

Sands Macao:
Table games win per unit per day (3)	$11,710	$12,337	$12,069	$10,808
Slot machine win per unit per day (4)	$249	$224	$243	$251
Average number of table games	302	313	298	353
Average number of slot machines	1,135	1,205	1,185	1,152

Marina Bay Sands:
Table games win per unit per day (3)	$11,326	$8,480	$12,062	$10,406
Slot machine win per unit per day (4)	$692	$603	$691	$632
Average number of table games	639	619	619	612
Average number of slot machines	2,234	2,441	2,233	2,468

Las Vegas Operating Properties:
Table games win per unit per day (3)	$6,948	$7,648	$5,830	$6,047
Slot machine win per unit per day (4)	$215	$238	$202	$207
Average number of table games	244	232	241	230
Average number of slot machines	2,247	1,975	2,352	2,186

Sands Bethlehem:
Table games win per unit per day (3)	$2,909	$3,341	$3,022	$2,983
Slot machine win per unit per day (4)	$260	$262	$267	$268
Average number of table games	147	122	145	121
Average number of slot machines	3,012	3,024	3,015	3,014

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(1)           ADR is calculated by dividing total room revenue by total rooms occupied.
(2)           RevPAR is calculated by dividing total room revenue by total rooms available.
(3)           Table games win per unit per day is shown before discounts and commissions.
(4)           Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 6